UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 16, 2012

SKECHERS U.S.A., INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-14429	95-4376145
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

228 Manhattan Beach Boulevard, Manhattan Beach, California		90266
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(310) 318-3100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed by Skechers U.S.A., Inc. ( the "Company"), on January 30, 2010, the Company entered into a Limited Liability Company Agreement with HF Logistics I, LLC ("HF") through Skechers RB, LLC, a wholly-owned subsidiary of the Company ("Skechers RB"), regarding the ownership and management of HF Logistics-SKX, LLC, a Delaware limited liability company (the "JV"). The purpose of the JV was to acquire and develop real property consisting of approximately 110 acres situated in Moreno Valley, California (the "Property"), and to construct approximately 1,820,000 square feet of buildings and other improvements (the "Project"), which was completed and leased to the Company as a distribution facility in November 2011. The Company, through Skechers RB, made an initial cash capital contribution of $30 million and HF made an initial capital contribution of land to the JV in April 2010.

On April 30, 2010, the JV, through HF Logistics-SKX T1, LLC, a Delaware limited liability company and wholly-owned subsidiary of the JV ("HF T1"), entered into a construction loan agreement with Bank of America, N.A. as administrative agent and as a lender, and Raymond James Bank, FSB, as a lender (collectively, the "Construction Loan Agreement"), with a loan of up to $55.0 million used for construction of the Project on the Property (the "Loan"). Bank of America, N.A. also acts as a lender and syndication agent under the Company's credit agreement dated June 20, 2009, as amended.

On November 16, 2012, HF-T1 executed a modification to the Construction Loan Agreement (the "Modification"), which increased the borrowings under the Loan to $80.0 million and extended the maturity date of the Loan to November 16, 2015. The $80.0 million is being used to (i) repay $54.7 million in outstanding borrowings under the original Loan, (ii) repay a loan of $18.3 million including accrued interest from HF to the JV, (iii) repay a loan of $2.5 million including accrued interest from Skechers RB to the JV, (iv) pay a deferred management fee of $1.9 million to HF, (iv) pay distributions of $0.9 million to each of HF and Skechers RB, and (v) $0.8 million used for loan fees and other closing costs. Under the Modification, OneWest Bank, FSB is an additional lender that funded in part the increase to the Loan, and the interest rate on the Loan is the daily British Bankers Association LIBOR rate plus a margin of 3.75%, which is no longer subject to a minimum rate. The Construction Loan Agreement and the Modification are subject to customary covenants and events of default.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The execution of the Construction Loan Agreement and the Modification described in Item 1.01 constitutes the creation of direct financial obligations of the JV, of which the Company owns a 50% equity interest. The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKECHERS U.S.A., INC.

November 20, 2012	By:	David Weinberg

Name: David Weinberg
Title: Chief Operating Officer

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Exhibit Index

Exhibit No.	Description

10.1	Modification to Construction Loan Agreement And Other Loan Documents dated November 16, 2012, by and among HF-Logistics-SKX T1, LLC, which is a wholly owned subsidiary of a joint venture entered into between HF Logistics I, LLC and a wholly owned subsidiary of the Registrant, Bank of America, N.A., as administrative agent and as a lender, Raymond James Bank, N.A., as a lender, and Onewest Bank, FSB, as a lender.